UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2005

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the appointment of Frank E. Fairman as an executive officer of Piper Jaffray Companies (the "Company") effective July 1, 2005, the Compensation Committee of the Board of Directors of the Company took action on August 9, 2005 to approve the terms and conditions of an incentive program for Mr. Fairman for the period from July 1, 2005 through December 31, 2005. Under the program, Mr. Fairman will be entitled to receive certain cash and equity bonus compensation for the covered period based on the Company’s pre-tax operating income for that period, as adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income or gains that are unusual in nature or infrequent in occurrence. The terms and conditions of Mr. Fairman’s incentive program are the same as those approved for calendar year 2005 for the Company’s other executive officers (and disclosed in a Form 8-K filed by the Company on February 28, 2005), except that Mr. Fairman’s incentive award will be based on the Company’s adjusted pre-tax operating income for the six-month period ending December 31, 2005, rather than for the full calendar year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

August 11, 2005	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary